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                                                                    EXHIBIT 23.5

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-104921) and related Prospectus/Proxy of Career Education Corporation and Whitman Education Group, Inc. and to the incorporation by reference therein of our report dated May 16, 2003, with respect to the consolidated financial statements of Whitman Education Group, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

                                 /s/ Ernst & Young LLP

Miami, Florida
May 27, 2003